UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2020

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for MagnaChip Semiconductor Corporation and its consolidated subsidiaries for the second quarter ended June 30, 2020, as presented in a press release dated July 30, 2020.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On July 20, 2020, MagnaChip Semiconductor Corporation’s Fab 3 facility in Gumi, South Korea experienced a temporary power outage for approximately 9 hours and 15 minutes as a result of an accident involving branches of a nearby tree falling onto cables connecting one of the electricity pylons that supplies power to the Gumi plant. We are nearly fully operational in our Fab 3 facility as of the date of this report. The accident caused damage to our work-in-process wafers with an estimated total cost of up to approximately $2.3 million. The related impact to our revenue from continuing operations is expected to be negligible. We are currently evaluating potential insurance and other claims that we may have for the above loss and damages.

Safe Harbor for Forward-Looking Statements

Information in this report and the accompanying press release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about MagnaChip’s future operating and financial performance, outlook and business plans, including third quarter 2020 revenue and gross profit margin expectations, the evaluation and expectation of costs and related revenue impact and timing as a result of the power outage, and the impact of the COVID-19 pandemic and escalated trade tensions on MagnaChip’s third quarter 2020 and future operating results. All forward-looking statements included in this report and the accompanying press release are based upon information available to MagnaChip as of the date of this report and the accompanying press release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to the COVID-19 outbreak, recessions, economic instability and the outbreak of disease; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us and our distributors; the risk that the pending sale of our Foundry Services Group business and the Fab 4 facility to Magnus Semiconductor, LLC or one of its wholly owned subsidiaries is not consummated according to our current expectations or at all; public health issues, including the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, MagnaChip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for MagnaChip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in MagnaChip’s filings with the Securities and Exchange Commission including our Form 10-K filed on February 21, 2020 (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein), our Form 10-Q filed on May 11, 2020 and subsequent registration statements, amendments or other reports that we may file from time to time with the Securities and Exchange Commission and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press release for MagnaChip Semiconductor Corporation dated July 30, 2020, announcing the results for the second quarter ended June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: July 30, 2020	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary